Exhibit 99.1

FINANCIAL GUARANTY INSURANCE COMPANY


Audited Financial Statements


December 31, 1999




Report of Independent Auditors.............................................1
Balance Sheets.............................................................2
Statements of Income.......................................................3
Statements of Stockholder's Equity.........................................4
Statements of Cash Flows...................................................5
Notes to Financial Statements..............................................6



Financial Guaranty Insurance
Company                                                                                   Balance Sheets



 ($ in Thousands, except per share amounts)

                                                                        December 31,        December 31,
 Assets                                                                     1999                1998
                                                                       ---------------     ---------------

 Fixed maturity securities, at fair value
 (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998)          $2,412,504          $2,663,024
 Short-term investments, at cost, which approximates fair value            114,776              30,395
 Cash                                                                          924                 318
 Accrued investment income                                                  38,677              40,038
 Reinsurance recoverable                                                     8,118               8,115
 Prepaid reinsurance premiums                                              133,874             148,366
 Deferred policy acquisition costs                                          71,730              80,924
 Property and equipment, net of accumulated depreciation
 ($7,803 in 1999 and $6,981 in 1998)                                           967               1,802
 Prepaid expenses and other assets                                          16,672              11,047
                                                                            ------              ------

         Total assets                                                   $2,798,242          $2,984,029
                                                                        ==========          ==========

 Liabilities and Stockholder's Equity

 Liabilities:

 Unearned premiums                                                      $  578,930          $  610,182
 Loss and loss adjustment expenses                                          45,201              59,849
 Ceded reinsurance balances payable                                          2,310               3,129
 Accounts payable and accrued expenses                                      16,265              46,764
 Current federal income taxes payable                                       62,181              69,542
 Deferred federal income taxes                                              46,346             122,839
 Payable for securities purchased                                             7,894                  6

         Total liabilities                                                 759,127             912,311
                                                                           -------             -------

 Stockholder's Equity:
 Common stock, par value $1,500 per share;                                  15,000              15,000
 10,000 shares authorized, issued and outstanding                          383,511             383,511
 Additional paid-in capital
 Accumulated other comprehensive income                                    (46,687)             91,922
 Retained earnings                                                       1,687,291           1,581,285
                                                                         ---------           ---------

         Total stockholder's equity                                      2,039,115           2,071,718
                                                                         ---------           ---------

         Total liabilities and stockholder's equity                     $2,798,242          $2,984,029
                                                                        ==========          ==========


                       See accompanying notes to financial statements.



                                       -2-




Financial Guaranty Insurance
Company                                                                             Statements of Income

                                                                       For the Year Ended December 31,

                                                                       1999         1998         1997
                                                                       ----         ----         ----
 Revenues:
 Gross premiums written                                              $112,029     $112,425      $95,995
 Ceded premiums                                                       (14,988)     (19,444)     (19,780)
                                                                    ----------   ----------    ---------
 Net premiums written                                                  97,041       92,981       76,215


 Decrease in net unearned premiums                                     16,759       12,529       39,788
                                                                    ---------    ---------    ---------

   Net premiums earned                                                113,800      105,510      116,003
 Net investment income                                                134,994      133,353      127,773
 Net realized gains                                                    32,878       29,360       16,700
                                                                    ---------    ---------    ---------

   Total revenues                                                     281,672      268,223      260,476
                                                                     --------     --------     --------

 Expenses:

 Loss and loss adjustment expenses                                    (11,185)       3,178       12,539
 Policy acquisition costs                                               7,198       13,870       12,936
 Decrease in deferred policy acquisition costs                          9,194        5,362        5,659
 Other underwriting expenses                                           18,467       18,539       14,691
                                                                     --------     --------     --------

   Total expenses                                                      23,674       40,949       45,825
                                                                     --------     --------     --------

 Income before provision for Federal income taxes                     257,998      227,274      214,651
                                                                      -------      -------      -------

 Federal income tax expense:
   Current                                                             53,849       41,467       39,133
   Deferred                                                             (1,857)         17        1,715
                                                                    -----------  -----------  ----------

   Total Federal income tax expense                                    51,992       41,484       40,848
                                                                    ---------    ---------    ---------

 Net income                                                          $206,006     $185,790     $173,803
                                                                     ========     ========     ========

                       See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                Statements of Stockholder's Equity


                                                                  Additional
                                                          Common   Paid-In    Accumulated Other       Retained
                                                           Stock  Capital   Comprehensive Income      Earnings           Total


 Balance, January 1, 1997                                 $15,000  $334,011      $  38,731          $  1,296,692       $1,684,434
 Net income                                                     -         -              -               173,803          173,803
 Other comprehensive income:
   Change in fixed maturity securities
   available for sale, net of tax of  ($13,260)                 -         -         45,527                     -           45,527
   Change in foreign currency translation adjustment            -         -           (323)                    -             (323)
                                                                                                                     -------------
 Total comprehensive income                                     -         -              -                     -          219,007
                                                                                                                       ----------
 Capital contribution                                           -    49,500              -                       -         49,500
                                                       ----------  --------    -----------         ---------------    -----------
 Balance, December 31, 1997                                15,000   383,511         83,935             1,470,495        1,952,941
                                                           ------   -------        -------             ---------        ---------

 Net Income                                                     -         -              -               185,790          185,790
 Other comprehensive income:
   Change in fixed maturity securities
   available for sale, net of tax of ($24,516)                  -         -          8,610                     -            8,610
   Change in foreign currency translation                       -         -           (623)                    -             (623)
                                                                                                                    --------------
   adjustment
 Total comprehensive income                                     -         -              -                     -          193,777
                                                                                                                       ----------
 Dividend declared                                              -         -              -               (75,000)         (75,000)
                                                       ---------- ---------     ----------            -----------     ------------
 Balance at December 31, 1998                              15,000   383,511         91,922             1,581,285        2,071,718
                                                           ------   -------         ------             ---------        ---------

 Net Income                                                     -         -              -               206,006          206,006
 Other comprehensive income:
   Change in fixed maturity securities
   available for sale, net of tax benefit of $75,524            -         -       (140,259)                    -         (140,259)
   Change in foreign currency translation                       -         -          1,650                     -            1,650
                                                                                                                    -------------
   adjustment
 Total comprehensive income                                     -         -              -                     -           67,397
                                                                                                                     ------------
 Dividend declared                                               -                       -              (100,000)        (100,000)
                                                      ---------------------- -------------           ------------     ------------
 Balance at December 31, 1999                             $15,000  $383,511       $(46,687)           $1,687,291       $2,039,115
                                                          =======  ========       =========           ==========       ==========

                       See accompanying notes to financial statements.

                                       -4-




Financial Guaranty Insurance
Company                                                                         Statements of Cash Flows
----------------------------------------------------------------------------------------------





 ($ in Thousands)

                                                               1999            1998             1997
                                                               ----            ----             ----
 Operating Activities:

 Net income                                                $206,006        $185,790         $173,803
    Adjustments to reconcile net income to net cash
    provided by operating activities:
    Change in unearned premiums                             (31,252)        (18,371)         (53,263)
    Change in loss and loss adjustment expense              (14,648)        (17,077)           4,310
    reserves
    Depreciation of property and equipment                      835           1,399            2,013
    Change in reinsurance recoverable                            (3)            105           (1,205)
    Change in prepaid reinsurance premiums                   14,492           5,842           13,475
    Change in foreign currency translation adjustment         2,538            (958)            (497)
    Policy acquisition costs deferred                        (7,198)        (13,870)         (12,936)
    Amortization of deferred policy acquisition costs        16,392          19,232           18,595
    Change in accrued investment income, and prepaid
    expenses and other assets                                (4,264)         12,847           (2,754)
    Change in other liabilities                              (6,318)         15,606          (36,233)
    Deferred income taxes                                     1,857              17            1,715
    Amortization of fixed maturity securities                 4,674           4,149            2,698
    Change in current income taxes payable                   (7,361)         50,207          (32,681)
    Net realized gains on investments                        (32,878)        (29,360)         (16,700)
                                                          -----------     -----------      -----------

 Net cash provided by operating activities                  142,872          215,558            60,340
                                                          ---------       ----------       -----------

 Investing Activities:

 Sales and maturities of fixed maturity securities          881,268         607,372          741,604
 Purchases of fixed maturity securities                    (814,153)       (818,999)        (848,843)
 Purchases, sales and maturities of short-term              (84,381)         45,644           (2,200)
 investments,
  net
 Purchases of property and equipment, net                                       (59)            (459)
                                                          --------------  --------------   ------------
                                                                  -

 Net cash used in investing activities                       (17,266)      (166,042)        (109,898)
                                                          -----------     ----------        ---------

 Financing Activities:

 Capital Contributions                                            -               -           49,500
 Dividends paid                                            (125,000)        (50,000)               -
                                                          ----------      ----------       --------------
 Net cash used in financing activities                     (125,000)        (50,000)           49,500
                                                          ----------      ----------       ----------

 (Decrease) Increase in cash                                    606            (484)             (58)
 Cash at beginning of year                                      318             802              860
                                                          ------------    ------------     ------------

 Cash at end of year                                      $     924     $       318      $       802
                                                          ===========     ===========      ===========

                       See accompanying notes to financial statements.


                                       -5-


Financial Guaranty Insurance
Company                                       Notes to Financial Statements


(1)  Business

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Significant Accounting Policies

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

     Investments

     Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

     Premium Revenue Recognition

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)

     Policy Acquisition Costs

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
     Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

     Loss and Loss Adjustment Expenses

     Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                            Notes to Financial Statements (Continued)

     Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     Foreign Currency Translation

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

     New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No. 133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

(3)  Statutory Accounting Practices

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

(a)         premiums  are  earned   directly  in  proportion  to  the  scheduled
            principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

(b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

        (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
        (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
        (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
        (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
        (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                       Notes to Financial Statements (Continued)


The  following  is a  reconciliation  of net  income  and  stockholder's  equity
presented  on  a  GAAP  basis  to  the  corresponding   amounts  reported  on  a
statutory-basis for the periods indicated below (in thousands):

                                                                             Years Ended December 31,
                                               -------------------------------------------------------------------------------------
                                                            1999                       1998                         1997
                                                 --------------------------- --------------------------   --------------------------
                                                    Net
                                               Stockholder's   Stockholder's   Net        Stockholder's     Net
                                                   Income          Equity     Income          Equity       Income          Equity

 GAAP basis amount                                $206,006      $2,039,115    $185,790      $2,071,718    $173,803      $1,952,941
 Premium revenue recognition                           596        (194,559)    (13,946)       (195,155)     (4,924)       (181,209)
 Deferral of acquisition costs                       9,194         (71,730)      5,362         (80,924)      5,659         (86,286)
 Contingency reserve                                     -        (721,427)          -        (627,257)          -        (540,677)
 Contingency reserve tax deduction                       -          74,059           -          74,059           -          95,185
 (see Note 2)

 Non-admitted assets                                     -            (806)          -          (1,502)          -          (2,593)
 Case basis loss reserves                           (1,294)         (1,221)      1,945              73       1,377          (1,872)
 Portfolio loss reserves                            (7,000)         25,900       3,900          32,900       5,000          29,000
 Deferral of income taxes                           (1,857)         71,551          17          72,521       1,715          72,260
 Unrealized (gains) on fixed maturity                    -          46,962           -         (93,297)          -         (84,687)
 securities held at fair value, net of tax
 Recognition of profit commission                   (1,092)         (7,143)      1,338          (6,050)     (1,203)         (7,388)
 Unauthorized reinsurance                                -             (87)          -             (39)          -               -
 Allocation of tax benefits due to Parent's
 net operating loss to the Company (see Note           (76)         11,093         253          11,169         313          10,916
                                                       ----         ------         ---          ------         ---          ------
 5)
 Statutory-basis amount                           $204,477      $1,271,707    $184,659      $1,258,216    $181,740      $1,255,590
                                                  ========      ==========    ========      ==========    ========      ==========


Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)


4)   Investments

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                Gross          Gross
                                                              Unrealized    Unrealized
                                                Amortized      Holding        Holding         Fair
                       1999                        Cost         Gains         Losses         Value
     U.S. Treasury securities and
     obligations of U.S. government
     corporations and agencies                    $44,592          $2         $2,163         $42,431
     Obligations of states and political
     subdivisions                               2,336,563      12,916         81,062       2,268,417
     Debt securities issued by foreign
     governments                                   41,043         604            373          41,274
     Other                                          62,555          112        2,285            60,382
                                               -----------   ----------    ---------      ------------
     Investments available-for-sale             2,484,753      13,634         85,883       2,412,504
     Short-term investments                        114,776              -             -        114,776
                                               -----------   ------------  ------------   ------------
     Total                                     $2,599,529     $13,634        $85,883      $2,527,280
                                               ==========     =======        =======      ==========



                                      -10-




Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   Amortized                  Fair
                            1999                                     Cost                    Value

      Due in one year or less                                        $138,289               $138,268
      Due after one year through five years                           122,715                123,151
      Due after five years through ten years                          652,777                646,212
      Due after ten years through twenty years                      1,459,655              1,411,749
      Due after twenty years                                          226,093                207,900
                                                                      -------                -------

      Total                                                        $2,599,529             $2,527,280
                                                                   ==========             ==========

                                                               Gross            Gross
                                                             Unrealized      Unrealized
                                             Amortized        Holding          Holding           Fair
                   1998                        Cost            Gains           Losses           Value
  U.S. Treasury securities and
  obligations
   of U.S. government corporations and       $75,595           $1,294              $2          $76,887
   agencies
  Obligations of states and political
   subdivisions                            2,367,682          142,777           4,112        2,506,347
  Debt securities issued by foreign
   governments                                38,520            3,182               -           41,702
  Other                                       37,693              416              21           38,088
                                              ------              ---              --           ------
  Investments available-for-sale           2,519,490          147,669           4,135        2,663,024
  Short-term investments                      30,395                -               -           30,395
                                              ------                -               -           ------
  Total                                   $2,549,885         $147,669          $4,135       $2,693,419
                                          ==========         ========          ======       ==========



     In 1999,  1998 and 1997,  proceeds from sales and maturities of investments in fixed maturity securities  available-for-sale carried at fair value were
     $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999,
     1998 and 1997  gross  gains of $35.1  million,  $29.6  million,  and  $19.1 million  respectively,  and gross losses of $2.2 million, $0.2 million, and
     $2.4 million respectively, were realized on such sales.



                                      -11-




Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)


     Net investment  income of the Company is derived from the following sources
     (in thousands):

                                                                      Year Ended December 31,
                                                          -----------------------------------------------
                                                               1999            1998             1997
                                                               ----            ----             ----

     Income from fixed maturity securities                 $130,402        $129,942         $122,372
     Income from short-term investments                         5,564         4,421              6,366
                                                          -----------         -----        -----------

     Total investment income                                135,966         134,363          128,738
     Investment expenses                                           972          1,010               965
                                                          ------------    -----------      ------------

     Net investment income                                 $134,994        $133,353         $127,773
                                                           ========        ========         ========

     As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.


(5)  Income Taxes

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The
     Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.


                                      -12-



Financial Guaranty Insurance
Company                           Notes to Financial Statements (Continued)
-----------------------------------------------------------------


     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                                      Year Ended December 31,
                                                          -----------------------------------------------
                                                               1999            1998             1997
                                                               ----            ----             ----

     Income taxes computed on income before provision
      for federal income taxes, at the statutory rate       $90,299         $79,546          $75,128

     Tax effect of:
       Tax-exempt interest                                  (34,914)        (35,660)         (34,508)
       Original issue discount                                    -          (2,511)               -
       Other, net                                            (3,393)            109              228
                                                             -------            ---              ---

     Provision for income taxes                             $51,992         $41,484          $40,848
                                                            =======         =======          =======

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):

                                                                               1999             1998
                                                                               ----             ----
     Deferred tax assets:
        Unrealized losses on fixed maturity
        securities,                                                          $25,287               -
         available for sale
        Loss reserves                                                          9,914          12,364
        Deferred compensation                                                  2,274           2,230
        Tax over book capital gains                                            4,754           3,464
        Other                                                                  3,189            3,579
                                                                           ---------       ----------

     Total gross deferred tax assets                                          45,418          21,637
                                                                              ------       ---------

     Deferred tax liabilities:
         Unrealized gains on fixed maturity
         securities, available-for-sale                                            -          50,237
         Deferred acquisition costs                                           25,106          28,323
         Premium revenue recognition                                          45,350          44,935
         Rate differential on tax and loss bonds                               9,454           9,454
         Tax exempt bond discount                                              6,593           5,746
         Other                                                                 5,261           5,781
                                                                           ---------       -----------

     Total gross deferred tax liabilities                                     91,764         144,476
                                                                            --------       ---------

     Net deferred tax liability                                              $46,346        $122,839
                                                                             =======        ========

     Based upon the level of historical  taxable  income,  projections of future taxable  income  over the  periods  in which the  deferred  tax  assets are
     deductible  and  the  estimated   reversal  of  future  taxable   temporary
     differences,  the Company  believes it is more likely than not that it will
     realize  the  benefits  of  these   deductible   differences  and  has  not
     established  a  valuation  allowance  at December  31,  1999 and 1998.  The
     Company  anticipates  that the related  deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively.


                                      -13-




Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)

(6)     Reinsurance

        The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

        Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December
        31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

        In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)     Loss and Loss Adjustment Expenses

        Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                                      Year Ended December 31,
                                                              ----------- --- ----------- -- -----------
                                                                 1999            1998           1997
                                                              -----------     -----------    -----------

        Balance at January 1,                                   $59,849         $76,926        $72,616
           Less reinsurance recoverable                          (8,115)         (8,220)        (7,015)
                                                                 -------        --------      ---------
        Net balance at January 1,                                51,734          68,706         65,601

        Incurred related to:
        Current year                                              2,407             568          1,047
        Prior years                                              (6,592)         (1,290)         6,492
        Portfolio reserves                                       (7,000)          3,900          5,000
                                                                 -------        -------          -----

        Total Incurred                                          (11,185)          3,178         12,539
                                                               ---------        -------         ------

        Paid related to:
        Current year                                                  -               -         (1,047)
        Prior years                                              (3,466)        (20,150)        (8,387)
                                                               ---------        --------        -------

        Total Paid                                               (3,466)        (20,150)        (9,434)
                                                              ----------        --------        -------

        Net balance at December 31,                              37,083          51,734         68,706
           Plus reinsurance recoverable                           8,118           8,115          8,220
                                                               --------        --------       --------
        Balance at December 31,                                 $45,201         $59,849        $76,926
                                                                =======         =======        =======


                                      -14-

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)



     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

        (8)    Related Party Transactions

        The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

        The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

        The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)     Compensation Plans

        Officers  and other key  employees  of the  Company  participate  in the
        Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10)    Dividends

        Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

        During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11)    Capital Contribution

        During 1997, the Parent made a capital contribution of $49.5 million to the Company.

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)

(12)    Financial Instruments

        Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

        Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

        Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
The carrying amounts of these items approximate their fair values.

        The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):


                                                             1999                       1998
                                                   Carrying       Fair          Carrying        Fair
                                                     Amount      Value            Amount      Value
        Financial Assets

           Cash
              On hand and in demand accounts     $          924               $          924$      318
$       318
           Short-term investments                   114,776       114,776     $   30,395    $   30,395
           Fixed maturity securities             $2,412,504    $2,412,504     $2,663,024    $2,663,024



        Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

        As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)

        Concentrations of Credit Risk

        The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

        In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

        As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

        As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):
                                                        Net
                                                      Principal
                                                     Outstanding
        Municipal:
          General obligation                           $77,780.2
          Special revenue                               45,531.2
          Industrial revenue                               471.5
          Non-municipal                                 13,575.3
                                                     -----------
        Total                                         $137,358.2
                                                      ==========

        As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                       Ceded
                                                      Principal
                                                     Outstanding
        Reinsurer:
          Capital Re                                   $12,267.6
          Enhance Re                                     8,921.9
          Other                                         15,148.5
                                                      ----------
            Total                                      $36,338.0
                                                       =========

        The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

Financial Guaranty Insurance
Company                            Notes to Financial Statements (Continued)



        The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions):
                                                            Net
                                                          Principal
                                                         Outstanding

        California                                         $15,453.9
        New York                                            13,081.7
        Pennsylvania                                        12,829.8
        Florida                                             12,548.5
        Illinois                                            10,142.0
        Texas                                                6,331.0
        Michigan                                             5,912.3
        New Jersey                                           5,120.4
        Ohio                                                 3,838.8
        Arizona                                              3,665.6
                                                        ------------

        Sub-total                                           88,924.0
        Other states                                        48,015.1
        International                                          419.1
                                                       -------------

        Total                                             $137,358.2
                                                          ==========


(13)    Commitments

        Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

        Year                                                 Amount

       2000                                                     $2,909
       2001                                                      2,911
                                                               -------
       Total minimum future rental payments                     $5,820
                                                                ======

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)



(14)    Comprehensive Income

        Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
        (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

        The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:

                                                                            1999
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Benefit          Amount

          Unrealized holding losses arising
             during the period                         $(182,905)          $64,017         $(118,888)
          Less: reclassification adjustment for
             gains realized in net income                (32,878)           11,507           (21,371)
                                                      -----------         --------        -----------
          Unrealized losses on investments             $(215,783)          $75,524         $(140,259)
                                                       ==========          =======         ==========


                                                                            1998
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

             Unrealized holding losses arising
              during the period                          $42,606          $(14,912)          $27,694
           Less: reclassification adjustment for
              gains realized in net income               (29,360)           10,276           (19,084)
                                                         --------        ---------          ---------
           Unrealized gains on investments               $13,246         $  (4,636)         $  8,610
                                                         =======         ==========         ========



                                                                            1997
                                                       Before Tax             Tax          Net of Tax
                                                         Amount             Expense          Amount

           Unrealized holding losses arising
              during the period                          $86,742          $(30,360)          $56,382
           Less: reclassification adjustment for
              gains realized in net income               (16,700)            5,845           (10,855)
                                                        ---------         --------         ----------
           Unrealized gains on investments               $70,042          $(24,515)          $45,527
                                                         =======          =========          =======







                                      -19-
